Exhibit 5.1

August 13, 2025

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, New York

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Indaptus Therapeutics, Inc. a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3, including the prospectus constituting a part thereof (as may be amended, the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is being furnished to you in connection with your filing of the Registration Statement. The Registration Statement relates to the resale from time to time by the selling stockholders listed in the Registration Statement of up to 2,160,166 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), consisting of (i) 501,566 shares of common stock (the “June 2025 Private Placement Shares”) issued upon the automatic conversion of convertible promissory notes, which were issued in a private placement in June 2025 (the “June 2025 Private Placement”), (ii) up to 190,795 shares of common stock (the “Pre-Funded Shares”) issuable upon the exercise of pre-funded warrants issued in the June 2025 Private Placement (the “Pre-Funded Warrants”), (iii) up to 1,384,722 shares of common stock (the “Investor Shares”) issuable upon the exercise of investor warrants issued in the June 2025 Private Placement (the “Investor Warrants”), and (iv) 83,083 shares of common stock (the “Placement Agent Warrant Shares” and together with the Pre-Funded Shares and the Investor Shares, the “Warrant Shares”) issuable upon exercise of placement agent warrants issued in connection with the June 2025 Private Placement (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants and the Investor Warrants, the “Warrants”)

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company, the authorization and issuance of the June 2025 Private Placement Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (v) the Warrants, and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. For purposes of our opinion herein with respect to the Warrant Shares, we have assumed that at the time of exercise of such shares following the date hereof, a sufficient number of shares of authorized Common Stock of the Company will be authorized and available for issuance under the Amended and Restated Certificate of Incorporation as then in effect.

We do not express any opinion herein concerning any law other than the laws of the General Corporation Law of the State of Delaware.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, and/or adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain available for issuance. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that the June 2025 Private Placement Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable, and the Warrant Shares have been duly authorized and when issued against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the submission of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP